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                                                                   EXHIBIT 10.12

                      SEVENTH AMENDMENT TO CREDIT AGREEMENT

         This Amendment ("Amendment") is made as of the 14th day of November, 2000, by and between Electronic Tele-Communications, Inc. ("ETC") and Bank One, Wisconsin (f/k/a Bank One, Milwaukee, National Association, successor by merger to Bank One, Waukesha) (the "Bank").

         WHEREAS, ETC and the Bank entered into a Credit Agreement dated May 17, 1989, as amended (the "Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

         2. The following definitions are added to section 1 in the proper alphabetical sequence:

               "BORROWING BASE" means the sum of (i) 80% of Qualified Accounts, (ii) 25% of Qualified Equipment plus (iii) 50% of Qualified Inventory.

               "QUALIFIED ACCOUNTS" means an account owing to ETC (a) which arose out of the performance of services by ETC, or from a bona-fide sale or lease of goods which have been delivered or shipped to the account debtor and for which ETC has genuine invoices, shipping documents or receipts; (b) which is not more than 90 days past due the original date of the relevant invoice and which original due date is not more than 30 days after the earlier of delivery of goods, performance of services, date of billing or date of such invoice; (c) which is owned by ETC free and clear of all encumbrances and security interests, except the first priority, validly perfected security interest of the Bank; (d) which is enforceable against the account debtor without setoff, credit, allowance or discount, except discount for prompt payment, for the amounts shown on certificates furnished by ETC to the Bank; (e) which, together with the transactions out of which it arose, complies with all applicable laws and regulations; (f) as to which ETC has no knowledge of anything which might cause the account debtor to be unable to pay the account; (g) as to which the account debtor has not disputed his liability or returned or threatened to return the goods; (h) the existence and amount of which have been certified to the Bank by ETC in the manner specified in Section 5.16;
         (i) by an account debt which is not more than 120 days past due in the payment of any other amount owed ETC; (j) by an account debtor other than an Affiliate and who is located in the United States;

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         and (k) as to which the Bank has not notified ETC that the account or account debtor is unsatisfactory. Any Qualified Account which ceases to meet any of the foregoing requirements shall cease to be a Qualified Account at such time.

               "QUALIFIED EQUIPMENT" means all goods used or bought of ETC (a) which are owned by ETC free and clear of all encumbrances and security interests except the first priority, validly perfected security interest of the Bank; (b) the existence, location, amount and lower of cost or wholesale market value of which have been certified to in a manner satisfactory to the Bank by an officer of ETC in the manner specified in Section 5.16; (c) which is of good merchantable quality, free from any defect and is not obsolete, damaged or unsaleable; and
         (d) as to which the Bank has not notified ETC that the particular type or item of equipment is unsatisfactory. Any Qualified Equipment which ceases to meet any of the foregoing requirements shall cease to be Qualified Equipment at such time.

               "QUALIFIED INVENTORY" means finished goods, work-in-process or raw material inventory of ETC (a) which is owned by ETC free and clear of all encumbrances and security interests except the first priority, validly perfected security interest of the Bank; (b) the existence, location, amount and lower of cost or wholesale market value of which have been certified to in a manner satisfactory to the Bank by an officer of ETC in the manner specified in Section 5.16; (c) which is of good merchantable quality, free from any defect and is not obsolete, damaged or unsaleable; (d) the creation or production of which was done in compliance with the Federal Fair Labor Standards Act and the rules and regulations thereunder; and (e) as to which the Bank has not notified the ETC that the particular type or item of inventory is unsatisfactory. Any Qualified Inventory which ceases to meet any of the foregoing requirements shall cease to be Qualified Inventory at such time.

         3. Section 2, the section bearing the heading "The Credit Facilities" of the Credit Agreement is hereby amended by inserting the following paragraph:

               2.5 BORROWING BASE. The unpaid principal balance of the Revolving Note shall never exceed, and ETC shall immediately make such payments on the Revolving Note as are necessary in order that the outstanding balance of the Revolving Note never exceeds the Borrowing Base.

         4. Section 5, the section bearing the heading "Affirmative Covenants" of the Credit Agreement is hereby amended by inserting the following covenant:

               5.16 BORROWING BASE CERTIFICATE. Furnish to Lender within 30 days after the end of each month, a

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               borrowing base certificate, in form and detail satisfactory to
               Bank, along with such supporting documentation as Bank may request, including without limitation, an accounts receivable aging report and/or list or schedule of ETC's accounts receivable, equipment and inventory.

         5. ETC represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, act or event which could constitute an Event of Default under the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an Event of Default under the Credit Agreement.

         6. ETC agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this Amendment, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this Amendment.

         7. This Amendment shall become effective only after it is fully executed by ETC and the Bank and the Bank shall have received from ETC the fully executed Waiver Letter dated November 14, 2000, regarding the September 30, 2000 violation of section 6.8 of the Credit Agreement. Except as amended by this Amendment, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         8. This Amendment is a modification only and not a novation. Except for the above-quoted modifications, the Credit Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Credit Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Credit Agreement or release any owner of collateral securing the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. ETC acknowledges that as of the date of this Amendment it has no offsets with respect to all amounts owed by ETC to Bank and ETC waives and releases all claims which it may have against Bank arising under the Credit Agreement on or prior to the date of this Amendment.

         9. ETC acknowledges and agrees that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Credit Agreement; ETC hereby specifically ratifies and affirms the terms and provisions of the Credit Agreement. ETC releases Bank from


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any and all claims which may have arisen, known or unknown, in connection with the Credit Agreement on or prior to the date hereof. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future amendments, should any be requested.

         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

BANK ONE, WISCONSIN                     ELECTRONIC TELE-
                                        COMMUNICATIONS, INC.


By:  /s/ Terry R. Sutter                By:  /s/ Dean W. Danner
     --------------------------              -----------------------------
     Terry R. Sutter                         Dean W. Danner
     Vice President                          President